Exhibit 99.2

Contact:	Michael G. Webb
Chief Financial Officer
(901) 367-0888 Ext. 1226
BACK YARD BURGERS COMPLETES STOCK OPTION
REVIEW AND FILES FORM 10-Q
MEMPHIS, Tennessee (March 30, 2007) — Back Yard Burgers, Inc. (NASDAQ:BYBI) announced today that it has filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, which had been delayed since November 2006 pending completion of a review by the Audit Committee of the Company’s Board of Directors of the Company’s historical stock option grant practices. In the course of its investigation, the Audit Committee did not find any evidence of fraudulent conduct on the part of members of the Company’s Board of Directors, Compensation Committee or senior management team in the granting of stock options. However, the Audit Committee concluded that the measurement dates previously used by the Company with respect to certain stock option grants made during the 13-year period under review differed from the appropriate measurement dates that should have been used with respect to such awards. As a result, revised measurement dates were applied to the affected option grants, and the Company has recorded a total of $311,000 (net of a tax benefit of $118,000) of cumulative additional stock-based compensation expense relating to the years covered by the Audit Committee’s review. As a result of this review, the Company’s Audit Committee has also adopted certain remedial actions considered necessary to strengthen the Company’s internal controls. A detailed explanation of the review conducted by the Audit Committee and the findings of that review are contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, which the Company filed with the Securities and Exchange Commission on March 30, 2007. The Company believes that by filing its Form 10-Q, it is now in compliance with Nasdaq Marketplace Rules and that, as such, its common stock is no longer subject to possible delisting from the Nasdaq Stock Market.
The Company also announced today that it has filed Form 12b-25 with the Securities and Exchange Commission indicating that it would not be able to complete and file its Annual Report on Form 10-K with the SEC by March 30, 2007, due to the time required to complete the Company’s stock option review, record the appropriate financial statement adjustments and complete its third quarter Form 10-Q. The Company expects to file its Form 10-K as soon as practicable and, in any event, within the 15 calendar days provided by Rule 12b-25 of the SEC’s Rules and Regulations.
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1657 North Shelby Oaks Drive, Suite 105 | Memphis, TN 38134 | Phone 901 367 0888 | Fax 901 367 0999 | www.backyardburgers.com | Nasdaq Symbol BYBI

BYBI Completes Stock Option Review and Files Form 10-Q

March 30, 2007
Back Yard Burgers operates and franchises quick-service restaurants in 20 states, primarily in markets throughout the Southeast region of the United States. The restaurants specialize in charbroiled, freshly prepared, great-tasting food. As its name implies, Back Yard Burgers strives to offer the same high-quality ingredients and special care typified by outdoor grilling in the backyard. Its menu features made-to-order gourmet Black Angus hamburgers and chicken sandwiches - charbroiled over an open flame, fresh salads, chili and other specialty items, including hand-dipped milkshakes, fresh-made lemonade and fresh-baked cobblers.
Forward-Looking Statements
All statements in this press release other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan,” “if,” “estimate,” “expect,” “believe,” “could,” “would,” “anticipate,” “may,” or other words that convey uncertainty of future events or outcomes. Specific examples of forward-looking statements in this release include, but are not limited to, statements concerning the status of the internal review, the timing of the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006, the effect of improvements on the Company’s stock option granting practices and whether the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 will result in the Company coming into compliance with Nasdaq Marketplace Rules. These forward-looking statements and other statements made elsewhere in this release are made in reliance, in part, on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ from anticipated results include, but are not limited to, the impact of additional tax liabilities that have not yet been estimated, future rule-making, pronouncements or guidance by the SEC, PCAOB, NASDAQ or other regulatory agencies. Any one of these factors may cause the Company’s actual financial results to differ materially from its projected results. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Readers are referred to our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.
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